SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 24, 2006

eLINEAR, Inc.
(Exact name of registrant as specified in Charter)

DELAWARE	0-27418	76-0478045
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

2901 West Sam Houston Parkway, Suite E-300 Houston, Texas 77043
(Address of Principal Executive Offices)(Zip Code)

713-358-5060
(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

    (a) On August 24, 2006, Tommy Allen tendered his resignation, effective immediately, as a director of Elinear, Inc. (the “Company”), by hand delivering a letter dated August 21, 2006. Mr. Allen resigned in response to his termination as Chief Executive Officer.  Mr. Allen states in his letter that he believes that he was wrongfully terminated and that he disagrees with the manner in which the remaining board and management team is performing.  Director Phillip M. Hardy was chosen to replace Mr. Allen as Vice Chairman of the Board.  Mr. Hardy previously replaced Allen as Chief Executive Officer.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

            Inapplicable.

(b)	Pro Forma Financial Information

            Inapplicable.

(c)	Exhibits

Exhibit Number      Exhibit Description

99.1	Letter of Resignation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

eLINEAR, INC.

Dated: September 1, 2006

By:  __/s/  Phillip Michael Hardy___________
Phillip M. Hardy,
Chief Executive Officer